UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2019

GLOBAL EAGLE ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35176	27-4757800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6080 Center Drive, Suite 1200, Los Angeles, California 90045

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (310) 437-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	ENT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition.

On May 14, 2019, Global Eagle Entertainment Inc. (the “Company” or “we”) issued a press release (the “Press Release”) announcing its unaudited financial results for the first quarter ended March 31, 2019. We have furnished a copy of the Press Release as Exhibit 99.1 to this Current Report on Form 8-K.

Also on May 14, 2019, the Company will conduct a webcast to discuss the results of operations for the same period. We have provided the webcast details in the Press Release.

The information in this Item 2.02 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company’s Board of Directors (the “Board”) has appointed Christian Mezger to serve as the Company’s Executive Vice President and Chief Financial Officer effective May 16, 2019. Mr. Mezger replaces Paul Rainey, who, on May 13, 2019, delivered notice of his resignation as Executive Vice President and Chief Financial Officer of the Company effective May 16, 2019 and will remain an employee of the Company until May 31, 2019 to assist with Mr. Mezger’s transition into his new role. Mr. Rainey’s resignation is not due to any disagreement with the Company.

Christian Mezger, 50, previously served as Ciber, Inc.’s President and Chief Executive Officer from June 2017 until December 2017 and as Chief Executive Officer of CMTSU Liquidation Inc. (f/k/a Ciber, Inc.) from January 2018 through May 2019. Prior to that, he served as Ciber’s Executive Vice President and Chief Financial Officer from February 2014 to December 2017, and its Senior Vice President, Corporate Finance from August 2011 to February 2014. Prior to joining Ciber, Mr. Mezger served as Vice President of Hewlett Packard Company / Compaq Computer Corporation’s (NYSE: HPQ) Technology Services business from June 2010 to July 2011, Vice President of its Worldwide Financial Planning & Analysis team from April 2009 to May 2010, and Senior Director of its Corporate Planning and Global Function Finance team from June 2007 to April 2009. Prior to 2007, Mr. Mezger served as Hewlett Packard’s Director of its Office of Strategy and Technology Finance team, Manager of its Operational Management Reporting and HP Financial Analysis team, and Finance Manager for its Strategic Finance & Special Reports team. Mr. Mezger received an MBA-equivalent degree in International Business Management with a specialization in International Finance and International Marketing from the University of Vienna. Mr. Mezger currently sits on the Advisory Board at the University of Denver’s School of Accountancy.

Mezger Employment Letter Agreement

Pursuant to an employment letter agreement (the “Employment Agreement”) between the Company and Mr. Mezger, Mr. Mezger’s employment commenced on May 8, 2019 (“Employment Commencement Date”).

The Employment Agreement provides for the following:

•	Initial Annual Base Salary. Mr. Mezger will receive an initial annual base salary of $425,000.

•	Annual Incentive Plan Bonus Target. Mr. Mezger will be eligible for an annual performance bonus under the Company’s Annual Incentive Plan with an initial target of 75% of his annual base salary.

•

Temporary Living Allowance and Expense Reimbursement. Mr. Mezger will initially perform his employment duties at the Company’s offices in Los Angeles, California, but will maintain his primary residence in Denver, Colorado. Mr. Mezger will receive an allowance of $357 per day (i.e., the IRS per diem rate) to cover his housing/hotel, food and transportation for each working day he is in the Company’s Los Angeles, California office, until the earlier of (i) the 12-month anniversary of the Employment Commencement Date and (ii) the date on which he establishes a primary residence in a location to be mutually agreed upon between him and the Company. In addition, Mr. Mezger will receive reimbursement for his weekly airfare between Denver and Los Angeles until the 12-month anniversary of the Employment Commencement Date, and for his relocation expenses in line with the Company’s relocation policy.

•	Initial Equity Grants. Mr. Mezger will receive the following initial equity awards:

•

RSUs. 300,000 “time-vesting” restricted stock units representing shares of the Company’s common stock (the “RSU Award”). The RSU Award will vest as follows: (i) 50% of the RSU Award vesting on the second anniversary of the vesting commencement date, (ii) 25% of the RSU Award vesting on the third anniversary of the vesting commencement date, and (iii) 25% vesting on the fourth anniversary of the vesting commencement date (subject to continuous employment through each vesting date).

•

PSUs. 150,000 time vesting and “performance-based” restricted stock units representing shares of the Company’s common stock (the “PSU Award”). The PSU Award will vest as follows: (i) 50% of the PSU Award vesting on the second anniversary of the vesting commencement date, (ii) 25% of the PSU Award vesting on the third anniversary of the vesting commencement date, and (iii) 25% vesting on the fourth anniversary of the vesting commencement date (subject to continuous employment through each vesting date). The vesting of the PSUs is further subject to the Company’s common stock achieving a volume-weighted average price per share (“VWAP”) equal to or exceeding $4.00 for 45 consecutive trading days at any time on or prior to the fifth anniversary of the date the Compensation Committee of our Board of Directors (the “Compensation Committee”) grants the PSU Award.

•

$4 Goal Stock Options. 138,994 cash-settled stock options (“$4 Goal Stock Options”) representing the right to receive a cash payment on the exercise date equal to the value of a share of the Company’s common stock on the exercise date less the exercise price, multiplied by the number of shares for which the $4 Goal Stock Options are being exercised. The $4 Goal Stock Options will vest as follows: (i) 50% on the second anniversary of the vesting commencement date, (ii) 25% on the third anniversary of the vesting commencement date, and (iii) 25% on the fourth anniversary of the vesting commencement date (subject to continuous employment through each vesting date). The vesting of the $4 Goal Stock Options is further subject to the Company’s common stock achieving a VWAP equal to or exceeding $4.00 for 45 consecutive trading days at any time on or prior to the fifth anniversary of the date the Compensation Committee grants the $4 Goal Stock Options.

•

$8 Goal Stock Options. 347,586 cash-settled stock options (“$8 Goal Stock Options”) representing the right to receive a cash payment on the exercise date equal to the value of a share of the Company’s common stock on the exercise date less the exercise price, multiplied by the number of shares for which the $8 Goal Stock Options are being exercised. The $8 Goal Stock Options will vest as follows: (i) 50% on the second anniversary of the vesting commencement date; and (ii) 50% on the third anniversary of the vesting commencement date (subject to continuous employment through each vesting date). The vesting of the $8 Goal Stock Options is further subject to the Company’s common stock achieving a VWAP equal to or exceeding $8.00 for 45 consecutive trading days at any time on or prior to the seventh anniversary of the date the Compensation Committee grants the $8 Goal Stock Options.

The exercise price per share for the $4 and $8 Stock Options shall be the per-share Nasdaq closing price on the date the Compensation Committee grants the awards.

•	Change in Control and Severance Benefits. Mr. Mezger will be eligible to participate in the Company’s Change in Control and Severance Plan for Senior Management as a “Tier II” participant thereunder.

We qualify the foregoing summary of the Employment Agreement by reference to the full text of the Employment Agreement, a copy of which we have filed as Exhibit 10.1 attached hereto and incorporated by reference herein.

Mr. Mezger will become a party to a customary indemnity agreement that the Company enters into with its directors and executive officers. Except for the foregoing agreements, there are no arrangements or understandings between Mr. Mezger and the Company or any other person pursuant to which he was appointed as its Chief Financial Officer. There are no family relationships between Mr. Mezger and any director or executive officer of the Company, or any person that the Company has nominated or chosen to become a director or executive officer. There are also no transactions requiring disclosure under Item 404(a) of Regulation S-K in which Mr. Mezger has an interest.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement.

99.1	Press Release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL EAGLE ENTERTAINMENT INC.

By:	/s/ Paul Rainey
Name: Paul Rainey
Title: Chief Financial Officer

Dated: May 14, 2019